AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 18, 2023

BY-LAWS

BROWN & BROWN, INC.

ARTICLE I

SHAREHOLDERS

Section 1.1. Annual Meetings of Shareholders.

The annual meeting of the shareholders for the election of the Board of Directors of Brown & Brown, Inc. (the “Corporation”) and the transaction of any proper business shall be held at a place and time determined by the Board of Directors. Meetings of the shareholders may be held either within or without the State of Florida, and the Board of Directors may, in its sole discretion, determine that the meeting be held solely by means of remote communication.

Section 1.2. Special Meetings of Shareholders.

(a) Special meetings of the shareholders (i) may be called by the President of the Corporation or the Board of Directors whenever he, she or they deem it proper and (ii) shall be called by the Secretary of the Corporation if shareholders of record as of the record date fixed in accordance with Section 1.2(d), who hold the aggregate voting power as required by the Florida Business Corporation Act (as amended from time to time, the “FBCA”), sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held in accordance with this Section 1.2. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice. Except in accordance with this Section 1.2, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. Such meetings may be held either within or without the State of Florida at a place determined by the Board of Directors, and the Board of Directors may, in its sole discretion, determine that the meeting be held solely by means of remote communication. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of shareholders.

(b) No shareholder may demand that the Secretary call a special meeting of the shareholders pursuant to Section 1.2(a) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the shareholders entitled to demand that the Secretary call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation.

(c) To be in proper form for purposes of this Section 1.2, a request by a shareholder for the Board of Directors to fix a Demand Record Date shall set forth:

(i) As to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 1.8(b)(ii)(C)(1), except that for purposes of this Section 1.2 the term “Requesting Person” shall be substituted for the term “Proposing Person” (as defined below) in all places it appears in Section 1.8(b)(ii)(C)(1));

(ii) As to each Requesting Person, any Disclosable Interests (as defined in Section 1.8(b)(ii)(C)(2), except that for purposes of this Section 1.2 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.8(b)(ii)(C)(2) and the disclosure with respect to the business to be brought before the meeting in Section 1.8(b)(ii)(C)(2) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(iii) As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Requesting Persons or (2) between or among any Requesting Person and any other person (including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(iv) If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 1.2, the term “Requesting Person” shall mean (x) the shareholder making the request to fix a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (y) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (z) any affiliate of such shareholder or beneficial owner.

(d) Within 10 days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 1.2 from any shareholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the 10 day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received. Notwithstanding anything in this Section 1.2 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (ii), (iv), (v) or (vi) of Section 1.2(f).

(e) Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 1.2 unless shareholders of record as of the Demand Record Date who hold the aggregate voting power required by the FBCA (the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the Corporation. Only shareholders of record on the Demand Record Date shall be entitled to demand that the Secretary call a special meeting of the shareholders pursuant to Section 1.2(a). To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the 60th day following the Demand Record Date. To be in proper form for purposes of this Section 1.2, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), by way of a solicitation statement filed on Schedule 14A) (a “Solicited Shareholder”) the information required to be provided pursuant to this Section 1.2 of a Requesting Person, and (iv) such additional information as may be required by Section 1.8(b)(ii). A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f) The Secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 1.2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a shareholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the 90th day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(g) After receipt of demands in proper form and in accordance with this Section 1.2 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly cause the Secretary to call, and shall determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these By-Laws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with this Section 1.2 and Section 1.4 of these By-Laws. The Corporation shall provide written notice of such special meeting to the shareholders in accordance with Section 1.3.

(h) In connection with a special meeting called in accordance with this Section 1.2, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 1.2 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 1.2 shall be true and correct as of the record date for shareholders entitled to vote at the special meeting and as of the date that is 10 business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for shareholders entitled to vote at the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the special meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(i) Notwithstanding anything in these By-Laws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 1.2 except in accordance with this Section 1.2. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 1.2, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 1.2, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 1.2, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

Section 1.3. Notice of Meetings of Shareholders.

(a) Unless otherwise provided by law, the Articles of Incorporation or these By-Laws, the Corporation shall notify shareholders of the date, time, and place of each annual and special meeting of shareholders in accordance with this Section 1.3 and Section 7.4 no fewer than 10 or more than 60 days before the meeting date. The notice shall include the record date for determining the shareholders entitled to vote at the meeting if the record date for determining the shareholders entitled to vote at the meeting is different than the record date for determining shareholders entitled to notice of the meeting. The notice of a special meeting of shareholders shall also include a description of the purpose or purposes for which the meeting is called. If the Board of Directors has authorized participation by means of remote communication for a meeting of shareholders, the notice shall also describe the means of remote communication to be used. Notice shall be given in the manner provided in the FBCA and these By-Laws, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at its address as it appears in the record of shareholders of the Corporation, maintained in accordance with the FBCA, with postage thereon prepaid.

(b) Notwithstanding any other provisions of this Section 1.3, no notice of a meeting of shareholders need be given to a shareholder if: (i) notice of two consecutive annual meetings of shareholders and all notices of meetings to such person during the period between such two consecutive annual meetings; or (ii) all, and at least two, payments of dividends or interest on securities during a 12-month period, have been sent by first-class, United States mail, addressed to the shareholder at its address as it appears in the record of shareholders of the Corporation maintained in accordance with the FBCA, and returned undeliverable. The requirement that the Corporation give notice to any such shareholder with respect to future notices shall be reinstated if such person delivers to the Corporation a written notice setting forth such person’s then current address.

(c) Unless the FBCA or the Articles of Incorporation require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting as of the record date for determining the shareholders entitled to notice of the meeting. Any shareholder may waive notice of any meeting, before, at, or after the date and time stated in the notice. The waiver must be: (i) in writing; (ii) signed by the shareholder entitled to the notice; and (iii) delivered to the Corporation for filing with the minutes or corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 1.4. Fixing of Record Date.

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting of shareholders, to take action by written consent, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or to take any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the Board of Directors adopts the resolution fixing such record date nor be more than 70 days before the date of such meeting or other action requiring shareholder determination. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion, or exchange of stock, or to take such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed. If no record date is fixed, the record date for determining shareholders for any purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 1.5. Proxy and Voting.

(a) A shareholder, other person entitled to vote on behalf of a shareholder pursuant to applicable law, or attorney in fact for a shareholder may vote the shareholder’s shares in person or by proxy. A shareholder, other person entitled to vote on behalf of a shareholder pursuant to applicable law, or attorney in fact for a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, by electronic transmission or otherwise by transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, but no such proxy shall be voted or acted upon after 11 months from its date, unless the appointment of the proxy is irrevocable. An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or by the Secretary or other officer or agent authorized to count votes. A proxy shall be revocable unless the proxy conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. The death or incapacity of the shareholder appointing a proxy shall not revoke the proxy’s authority unless the Corporation receives notice of the death or incapacity before the proxy is exercised. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the shareholder. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(b) Except as otherwise provided by applicable law or in the Articles of Incorporation or these By-Laws, each outstanding share, regardless of class or series, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

(c) If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action

(excluding abstentions and broker non-votes), unless the Articles of Incorporation, these By-Laws or applicable law requires a greater number of affirmative votes.

(d) Each director to be elected by shareholders shall be elected by the vote of the majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast with respect to the director; provided, however, that if the Board of Directors determines that the election is contested then directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For the purposes of this Section 1.5, a “majority of the votes of the shares present in person or represented by proxy at the meeting and actually cast” shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes actually cast with respect to that director’s election. Votes actually cast shall include votes where the authority to cast a vote for the director’s election is explicitly withheld and exclude abstentions with respect to that director’s election.

(e) If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her conditional resignation following certification of the shareholder vote. The nominating/corporate governance committee shall consider the resignation offer and recommend to the Board of Directors whether to accept it. The nominating/corporate governance committee and the Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The Board of Directors will endeavor to act on the nominating/corporate governance committee’s recommendation within 90 days following the nominating/corporate governance committee’s recommendation. Thereafter, the Board of Directors will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K or by a press release disseminated in the manner that company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the nominating/corporate governance committee recommendation or Board of Directors action regarding whether to accept the resignation offer. However, if each member of the nominating/corporate governance committee received a majority withheld vote at the same uncontested election, then the independent directors who did not receive a majority withheld vote shall appoint a committee amongst themselves to consider the resignation offer and recommend to the Board of Directors whether to accept them. However, if the only directors who did not receive a majority withheld vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 1.5, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2.6 of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 2.1 of these By-Laws.

Section 1.6. Quorum.

At any meeting of shareholders, unless otherwise provided by the FBCA or the Articles of Incorporation, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. In the absence of a quorum, then either the chairman presiding over the meeting or the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn such meeting from time to time in the manner provided in these By-Laws and applicable law. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for that adjourned meeting.

Section 1.7. Organization; Inspectors of Election; Shareholders’ List for Meeting.

(a) Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board of Directors, if any, or in his or her absence by the President, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Board of Directors may adopt by resolution rules, regulations and procedures for the proper conduct of the meeting, including: (i) the establishment of an agenda or order of business for the meeting, including fixing the time for opening and closing the polls for voting on each matter; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as such chairman shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to discussion of the business of the meeting or questions or comments by participants. Except to the extent inconsistent with applicable law and such rules and regulations as may be adopted by the Board of Directors, the chairman of each meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts, including causing an adjournment of such meeting, as, in the judgment of such chairman, are appropriate.

(b) The Board of Directors shall appoint one or more inspectors of election to act at any meeting of shareholders in connection with determining voting results. Each inspector will faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. An inspector may be an officer or employee of the Corporation. No inspector need be a shareholder. The inspectors may appoint or retain other persons to assist the inspectors in the performance of the duties of inspector and may rely on information provided by such persons and other persons, including those appointed to count votes, unless the inspectors believe reliance is unwarranted.

(c) The inspectors of election shall: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting; (iii) determine the validity of proxy appointments and ballots; (iv) count the votes; (v) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector; (vi) make a written report certifying the results; and (vii) make such other determinations as may be permitted by the FBCA.

(d) In performing their duties, the inspectors may examine: (i) the proxy appointment forms and any other information provided in accordance with the FBCA; (ii) any envelope or related writing submitted with those appointment forms; (iii) any ballots; (iv) any evidence or other information specified in the FBCA; and (v) the relevant books and records of the Corporation relating to its shareholders and their entitlement to vote, including any securities position list provided by a depository clearing agency. The inspectors may appoint such persons to assist them in performing their duties as they determine and also may consider other information that they believe is relevant and reliable for the purpose of performing any of the duties assigned to them, including, for the purpose of evaluating inconsistent, incomplete, or erroneous information and reconciling information submitted on behalf of banks, brokers, their nominees, or similar persons that indicates more votes being cast than a proxy is authorized by the record shareholder to cast or more votes being cast than the record shareholder is entitled to cast. If the inspectors consider other information allowed by the foregoing, they must, in their report, specify the information considered by them, including the purpose or purposes for which the information was considered, the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained, and the basis for the inspectors’ belief that such information is relevant and reliable.

(e) The chairman of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes, or any revocations or changes thereto, may be accepted.

(f) After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the shareholders’ meeting. If the Board of Directors fixes a different record date to determine the shareholders entitled to vote at the meeting, the Corporation shall also prepare an alphabetical list of the names of all its shareholders who are entitled to vote at the meeting. Each list shall show the address of and number of shares held by each shareholder. The shareholders’ list for notice shall be available for inspection by any shareholder, on written demand at the shareholder’s expense, for a period of 10 days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar. Any separate shareholders’ list for voting, if different, shall be similarly available for inspection promptly after the record date for voting. The Corporation shall make the list of shareholders entitled to vote available at the meeting.

Section 1.8. Advance Notice Provisions for Business at Meetings.

(a) At a meeting of shareholders, only such nominations of persons for election to the Board of Directors and other business to be considered by the shareholders shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, any nominations or other business must be (i) specified in the notice of meeting (or in any supplement) given by or at the direction of the Board of Directors, (ii) if not specified in a notice of the meeting, otherwise properly brought before the meeting by or at the direction of the chairman of the meeting or the Board of Directors or (iii) if not specified in a notice of the meeting, otherwise properly brought before the annual meeting by any shareholder of the Corporation present in person who (A) (w) was a shareholder of record of the Corporation at the time such notice of meeting is delivered and is at the time of the meeting, (x) is entitled to vote at the meeting, (y) is compliant with the notice procedures set forth in this Section 1.8 and (z) in the case of nominations, is compliant with the requirements of Rule 14a-19 under the Exchange Act, (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act or (C) in the case of a shareholder nominations to be included in the Corporation’s proxy statement for an annual meeting of shareholders, is an Eligible Shareholder who satisfies the notice, ownership and other requirements of Section 1.9. The foregoing clause (iii) and Section 1.9 shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. In addition, for business to be properly brought before an annual meeting by a shareholder, such business much be a proper matter for shareholder action pursuant to these By-Laws and under applicable law. For purposes of these By-Laws, “present in person” shall mean the shareholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such proposing shareholder, appear that such meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(b) In addition to any other applicable requirements, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.8(a)(iii) of these By-Laws, such shareholder must have given timely notice thereof pursuant to this Section 1.8 in proper written form to the Secretary of the Corporation and any updates or supplements to such notice at the forms and in the forms required by Section 1.8.

(i) To be timely, a written notice of the intent of a shareholder to make a nomination of a person for election as a director or to bring any other business before an annual meeting shall be delivered to, or mailed or received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary (the “Anniversary”) of the date of the preceding year’s annual meeting of shareholders. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the Anniversary, notice by the shareholder must be so received by the Secretary no later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.

(ii) To be in proper written form, every such notice by a shareholder shall set forth as to each matter such shareholder proposes to bring before an annual or special meeting of the shareholders:

(A) as to each person whom the shareholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”): (1) the name, date of birth, business address, and residence address of the Proposed Nominee; (2) the principal occupation or employment of the Proposed Nominee; (3) the class or series and number of shares of capital stock of the Corporation, if any, that are owned beneficially and of record by the Proposed Nominee; (4) any other information regarding each Proposed Nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to and in accordance with Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder; (5) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each Proposed Nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; and (6) the written consent of each Proposed Nominee to being named in a proxy statement relating to the Corporation’s next meeting of shareholders at which directors are to be elected and to serving as a director of the Corporation if so elected (collectively, the “Nominee Information”);

(B) as to each item of business that the shareholder proposes to bring before a meeting: (1) a description of the matter and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles of Incorporation or By-Laws of the Corporation, the text of the proposed amendment); (2) the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person (as defined below); (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person (including their names) in connection with the proposal of such business by such shareholder; and (4) any other information relating to such shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the disclosures required by this paragraph (B) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner; and

(C) as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made, and any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation (each a “Proposing Person”):

(1) (i) the name and address of such shareholder, as they appear on the Corporation’s stock transfer books, and the name and address of such beneficial owner and participant; (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and, directly or indirectly, of record by such shareholder and such beneficial owner, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (i) and (ii) are referred to as the “Shareholder Information”); (iii) the date or dates upon which such shareholder acquired ownership of such shares; (iv) documentary evidence for any claim of beneficial ownership; (v) a representation that the shareholder is a holder of record of capital stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring such business before the meeting; (vi) a description of any agreement, arrangement or understanding with respect to such nomination between or among the shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing; (vii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, the shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the shareholder or any of its affiliates or associates with respect to shares of stock of the Corporation; (viii) in the case of a proposal other than a nomination, a representation as to whether the shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal; (ix) in the case of a nomination, a representation that such shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least 67% of the voting power of the Corporation’s outstanding capital stock entitled to vote in the election of directors; and (x) in the case of a nomination, all other information required under Rule 14a-19 under the Exchange Act.

(2) (i) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (ii) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (iii) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (iv) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (v) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (vi) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal and (vii) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act and any other applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder (the disclosures to be made pursuant to the foregoing clauses (i) through (vii) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner.

(c) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.8 shall be true and correct as of the record date for shareholders entitled to notice of the meeting and, if later, the record date for shareholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after such record date(s) (in the case of the update and supplement required to be made as of such record date(s)), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(d) In no event may a Proposing Person provide timely notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for timely notice, (ii) the date set forth in Section 1.8(b)(i) or (iii) the 10th day following the date of public announcement of such increase.

(e) To be eligible to be a nominee for election or reelection as a director of the Corporation, the prospective nominee, or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 1.8) to the Secretary at the principal executive offices of the Corporation a written questionnaire (which questionnaire shall be provided by the Secretary upon written request) (i) with respect to the background, qualifications, stock ownership and independence of such person and the background of any other person on whose behalf the nomination is being made, (ii) a written representation and agreement that such Proposed Nominee (A) consents to and will cooperate with any background checks, requests for information, and regulatory filings and disclosures reasonably requested by the Board of Directors in connection with any regulations applicable to, or licenses held by, the Corporation, (B) is not and, if elected as a director during his or her term of office, will not become, a party to (x) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law, (C) is not, and will not become, a party to any agreement, arrangement or understanding (whether written or oral and formal or informal) with any person other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director (a “Compensation Arrangement”) that has not been disclosed therein, (D) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, code of business conduct and ethics, stock ownership and trading and other policies, procedures and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director of the Corporation (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies, procedures and guidelines then in effect) and (E) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election, and (iii) the consent of such nominee to being named as a nominee and to serving as a director if elected. The Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee and to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s policies and guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Proposing Person.

(f) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting or pursuant to Section 1.2. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or shareholders pursuant to Section 1.2 of these By-Laws or (ii) provided that the Board of Directors (or shareholders pursuant to Section 1.2 of these By-Laws) has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in these By-Laws is delivered to the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in Section 1.2 and this Section 1.8 and the requirements of Rule 14a-19 under the Exchange Act. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by this Section 1.8 with respect to any nomination shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to the date of such special meeting or, if later, the 10th day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(g) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting of shareholders that is not properly brought before the meeting in accordance with this Section 1.8. The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the foregoing procedures, and if he or she should so determine, declare so at the meeting and any such business not properly brought before the meeting shall not be transacted.

(h) In no event shall the adjournment or postponement of an annual or special meeting of the shareholders, or any announcement thereof, or the setting of a new record date, commence a new period (or extend any time period) for the giving of notice under Section 1.2 or this Section 1.8.

(i) As used in these By-Laws, the terms “owned beneficially” and “beneficial owner” means all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 promulgated under the Exchange Act. For purposes of these By-Laws, a matter shall be deemed to have been “publicly announced” if such matter is disclosed in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

(j) Notwithstanding the foregoing provisions of this Section 1.8, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.8; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the separate and additional requirements applicable to nominations or proposals as to any other business to be considered. The requirements of this Section 1.8 shall apply to any business or nominations to be brought before an annual or special meeting by a shareholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to shareholders by means of an independently financed proxy solicitation. The requirements of the Section 1.8 are included to provide the Corporation notice of a shareholders’ intention to bring business or nominations before an annual or special meeting and shall in no event be construed as imposing upon any shareholders the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual or special meeting.

(k) A shareholder providing a notice of nomination shall further update and supplement such notice to provide evidence that the shareholder has solicited proxies from holders of at least 67% of the voting power of the Corporation’s outstanding capital stock entitled to vote in the election of directors, and such update and supplement be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the stockholder files a definitive proxy statement in connection with the annual meeting or special meeting, as applicable.

(l) Notwithstanding the provisions of this Section 1.8, unless otherwise required by law, (i) no Proposing Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Proposing Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Proposing Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for the Proposing Person’s candidates.

Section 1.9 Proxy Access.

(a) Inclusion of Shareholder Nominee in Proxy Statement. Subject to the provisions of this Section 1.9, the Corporation shall include in its proxy statement (including its form of proxy and ballot) for an annual meeting of shareholders the name of any shareholder nominee for election to the Board of Directors submitted pursuant to this Section 1.9 (each a “Shareholder Nominee”) provided:

(i) timely written notice of such Shareholder Nominee satisfying this Section 1.9 (“Notice”) is delivered to the Corporation by or on behalf of a shareholder or shareholders that, at the time the Notice is delivered, satisfy the ownership and other requirements of this Section 1.9 (such shareholder or shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”);

(ii) the Shareholder Nominee provides the Nominee Information required by Section 1.8(b)(ii)(A);

(iii) the Eligible Shareholder provides the information required by Section 1.8(b)(ii)(C) (other than the information required by Section 1.8(b)(ii)(C)(1)(ix) and (x)) and expressly elects in writing at the time of providing the Notice to have its Shareholder Nominee included in the Corporation’s proxy statement pursuant to this Section 1.9; and

(iv) the Eligible Shareholder and the Shareholder Nominee otherwise satisfy the requirements of this Section 1.9.

(b) Timely Notice. To be timely, the Notice must be delivered to, or mailed or received by, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 150th date and not later than the 120th day prior to the Anniversary. However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the Anniversary, the Notice must be so delivered to, or mailed or received, by the Secretary no later than the close of business on the 150th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Notice.

(c) Information to be Included in Proxy Statement. In addition to including the name of the Shareholder Nominee in the Corporation’s proxy statement for the annual meeting, the Corporation shall also include (collectively, the “Required Information”):

(i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement pursuant to the Exchange Act, these By-Laws, the Articles of Incorporation and/or the listing standards of the stock exchange on which shares of the Corporation’s capital stock are listed; and

(ii) if the Eligible Shareholder so elects, a written statement of the Eligible Shareholder (or in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Shareholder Nominee, which must be provided at the same time as the Notice for inclusion in the Corporation’s proxy statement for the annual meeting (a “Statement”).

Notwithstanding anything to the contrary contained in this Section 1.9, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, (x) in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading), (y) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (z) would violate any applicable law, rule, regulation, or listing standard. Additionally, nothing in this Section 1.9 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Shareholder Nominee.

(d) Shareholder Nominee Limits. The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy statement pursuant to this Section 1.9 but either are subsequently withdrawn or that the Board of Directors decides to nominate (a “Board Nominee”)) appearing in the Corporation’s proxy statement with respect to a meeting of shareholders shall not exceed the greater of two or 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 1.9 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that:

(i) in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced;

(ii) any Shareholder Nominee who is included in the Corporation’s proxy statement for a particular meeting of shareholders but either: (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive a number of votes cast in favor of their election at least equal to 25% of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the Shareholder Nominee’s election, shall be ineligible to be included in the Corporation’s proxy statement as a Shareholder Nominee pursuant to this Section 1.9 for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election; and

(iii) any director in office as of the nomination deadline who was included in the Corporation’s proxy statement as a Shareholder Nominee for any of the two preceding annual meetings and whom the Board of Directors decides to nominate for election to the Board of Directors also will be counted against the Permitted Number.

Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in any proxy statement at any meeting for the election of directors, and any associated form of proxy pursuant to this Section 1.9 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in such proxy statement and associated form of proxy in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.9 exceeds the maximum number of Shareholder Nominees provided for in Section 1.9(d). In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 1.9 exceeds the Permitted Number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Corporation’s proxy statement until the Permitted Number is reached, going in order of the amount (from greatest to least) of voting power of the Corporation’s capital stock entitled to vote on the election of directors as disclosed in the Notice. If the Permitted Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e) Eligibility of Nominating Shareholder; Shareholder Groups. An Eligible Shareholder must have owned (as defined below) continuously for at least three years a number of shares that represents 3% or more of the outstanding shares of the Corporation entitled to vote in the election of directors (the “Required Shares”) as of both the date the Notice is delivered to or received by the Corporation in accordance with this Section 1.9 and the record date for determining shareholders entitled to vote at the meeting. For purposes of satisfying the ownership requirement under this Section 1.9, the voting power represented by the shares of the Corporation’s capital stock owned by one or more shareholders, or by the person or persons who own shares of the Corporation’s capital stock and on whose behalf any shareholder is acting, may be aggregated, provided that:

(i) the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20; and

(ii) each shareholder or other person whose shares are aggregated shall have held such shares continuously for at least three years.

Whenever an Eligible Shareholder consists of a group of shareholders and/or other persons, any and all requirements and obligations for an Eligible Shareholder set forth in this Section 1.9 must be satisfied by and as to each such shareholder or other person, except that shares may be aggregated to meet the Required Shares as provided in this Section 1.9(e). With respect to any one particular annual meeting, no shareholder or other person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 1.9.

(f) Funds. A group of two or more funds shall be treated as one shareholder or person for this Section 1.9 provided that the other terms and conditions in this Section 1.9 are met (including Section 1.9(h)(v)(A)) and the funds are: (i) under common management and investment control; (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control); or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(g) Ownership. For purposes of this Section 1.9, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s capital stock as to which the person possesses both: (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed; (B) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell; or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative, or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (1) reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares; and/or (2) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.

An Eligible Shareholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares, provided that the Eligible Shareholder has the power to recall such loaned shares on five business days’ notice and recalls such loaned shares not more than five business days after being notified that any of its Shareholder Nominees will be included in the Corporation’s proxy statement. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 1.9, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

(h) Nomination Notice and Other Eligible Shareholder Deliverables. An Eligible Shareholder must provide with its Notice the following information in writing to the secretary of the Corporation:

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of the date the Notice is delivered to or received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide: (A) within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, and (B) immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of shareholders;

(ii) the Eligible Shareholder’s representation and agreement that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Section 1.9):

(A) intends to continue to satisfy the eligibility requirements described in this Section 1.9 through the date of the annual meeting;

(B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;

(C) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 1.9;

(D) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee;

(E) will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the Corporation;

(F) has provided and will continue to provide facts, statements, and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(G) agrees to assume all liability stemming from any legal or regulatory violation arising out of the communications by the Eligible Shareholder, its affiliates or their respective agents or representatives with the Corporation’s shareholders or out of the information that the Eligible Shareholder provides to the Corporation;

(H) agrees to indemnify and hold harmless the Corporation and each of its directors, officers, affiliates, employees and other persons acting on behalf of the Corporation individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers, affiliates, employees or other persons arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 1.9;

(I) will file with the SEC any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder or whether any exemption from filing is available for such solicitation or other communication under Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(J) will comply with all other applicable laws, rules, regulations, and listing standards with respect to any solicitation in connection with the meeting;

(iii) the written consent of each Shareholder Nominee to be named in the Corporation’s proxy statement, and form of proxy and ballot and, as a nominee and, if elected, to serve as a director;

(iv) a copy of the Schedule 14N (or any successor form) that has been filed with the Securities and Exchange Commission (“SEC”) as required by Rule 14a-18 under the Exchange Act; and

(v) in the case of a nomination by a group of shareholders that together is an Eligible Shareholder: (A) documentation satisfactory to the Corporation demonstrating that a group of funds qualifies pursuant to the criteria set forth in Section 1.9(f) to be treated as one shareholder or person for purposes of this Section 1.9; (B) the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (C) if desired, a Statement.

(i) Shareholder Nominee Agreement. Each Shareholder Nominee must:

(i) provide within five business days of the Corporation’s request an executed agreement, in a form deemed satisfactory to the Corporation, providing the following representations:

(A) the Shareholder Nominee consents to and will cooperate with any background checks, requests for information, and regulatory filings and disclosures reasonably requested by the Board of Directors in connection with any regulations applicable to, or licenses held by, the Corporation

(B) the Shareholder Nominee is not and, if elected as a director during his or her term of office, will not become, a party to (x) any Voting Commitment that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Shareholder Nominee’s fiduciary duties under applicable law;

(C) the Shareholder Nominee is not, and will not become, a party to any Compensation Arrangement that has not been disclosed therein;

(D) the Shareholder Nominee has read and will comply with all applicable corporate governance, conflict of interest, confidentiality, code of business conduct and ethics, stock ownership and trading and other policies, procedures and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director of the Corporation; and

(E) if elected as director of the Corporation, the Shareholder Nominee intends to serve the entire term until the next meeting at which such candidate would face re-election;

(ii) complete, sign, and submit all questionnaires required of the Board of Directors within five business days of receipt of each such questionnaire from the Corporation;

(iii) provide within five business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine whether such Shareholder Nominee meets the requirements of this Section 1.9 or the Corporation’s requirements with regard to director qualifications and policies and guidelines applicable to directors, including whether:

(A) such Shareholder Nominee is independent under the independence requirements, including the committee independence requirements, set forth in the listing standards of the stock exchange on which shares of the Corporation’s capital stock are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors (the “Independence Standards”);

(B) such Shareholder Nominee has any direct or indirect relationship with the Corporation that has not been deemed categorically immaterial pursuant to the Corporation’s applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies, procedures and guidelines of the Corporation applicable to directors; and

(C) such Shareholder Nominee is not and has not been subject to: (1) any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), or (2) any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(j) Eligible Shareholder/Shareholder Nominee Undertaking. An Eligible Shareholder shall update and supplement its Notice as necessary so that the information provided or required to be provided pursuant to this Section 1.9 shall be true and correct as of the record date for shareholders entitled to notice of the meeting and, if later, the record date for shareholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after such record date(s) (in the case of the update and supplement required to be made as of such record date(s)), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(k) Exceptions Permitting Exclusion of Shareholder Nominee. The Corporation shall not be required to include pursuant to this Section 1.9 a Shareholder Nominee in its proxy statement (or, if the proxy statement has already been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation):

(i) if the Eligible Shareholder who has nominated such Shareholder Nominee has nominated for election to the Board of Directors at the meeting any person other than pursuant to this Section 1.9, or has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee;

(ii) if the Corporation has received a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for directors in Section 1.8;

(iii) who is not independent under the Independence Standards;

(iv) whose election as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Corporation’s applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies, procedures and guidelines of the Corporation applicable to directors, or other document setting forth qualifications for directors, the listing standards of the stock exchange on which shares of the Corporation’s capital stock is listed, or any applicable state or federal law, rule, or regulation;

(v) if the Shareholder Nominee is or becomes a party to any Voting Commitment;

(vi) if the Shareholder Nominee is or becomes a party to any undisclosed Compensation Arrangement;

(vii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(viii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(ix) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act; or

(x) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 1.9.

(l) Invalidity. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation; and the Corporation shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder if: (i) the Shareholder Nominee and/or the applicable Eligible Shareholder shall have breached its or their agreements, representations, undertakings, or obligations pursuant to this Section 1.9, as determined by the Board of Directors or the person presiding at the meeting; or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 1.9.

(m) Other than pursuant to Rule 14a-19 under the Exchange Act, this Section 1.9 shall be the exclusive method for shareholder to include director nominees for election in the Corporation’s proxy materials.

Section 1.10. Action by Written Consent in Lieu of a Meeting.

(a) Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by holders of record on the record date established pursuant to Section 1.10(b) (the “Written Consent Record Date”) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered to the Corporation at its registered office in the State of Florida, at its principal place of business, the Secretary, or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of shareholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each shareholder who signs the consent, and no written consent shall be effective to take corporate action unless, within 60 days of the earliest dated valid consent delivered in the manner described in this Section 1.10, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 1.10. Only shareholders of record on the Written Consent Record Date shall be entitled to consent to corporate action in writing without a meeting.

(b) Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a Written Consent Record Date for the purpose of determining the shareholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation. Within 10 days after receipt of a request in proper form and otherwise in compliance with this Section 1.10(b) from any such shareholder, the Board of Directors may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the shareholders entitled to take such action, which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such 10 day period after the date on which such a request is received, (i) the Written Consent Record Date for determining shareholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which valid signed written consents constituting applicable percentage of the outstanding shares of the Corporation and setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 1.10, and (ii) the Written Consent Record Date for determining shareholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) To be in proper form for purposes of this Section 1.10, a request by a shareholder for the Board of Directors to fix a Written Consent Record Date shall set forth:

(i) As to each Soliciting Person (as defined below), the Shareholder Information (as defined in Section 1.8(b)(ii)(C)(1), except that for purposes of this

Section 1.10 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.8(b)(ii)(C)(1));

(ii) As to each Soliciting Person, any Disclosable Interests (as defined in Section 1.8(b)(ii)(C)(2), except that for purposes of this Section 1.10 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 1.8(b)(ii)(C)(2) and the disclosure in Section 1.8(b)(ii)(c)(2) shall be made with respect to the action or actions proposed to be taken by written consent);

(iii) As to the action or actions proposed to be taken by written consent, (1) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (2) the text of the resolutions or consent proposed to be acted upon by written consent of the shareholders, and (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons and (y) between or among any Soliciting Person and any other person (including their names) in connection with the request or such action or actions; and

(iv) If directors are proposed to be elected by written consent, the Nominee Information for each person whom a Requesting Person proposes to elect as a director by written consent.

For purposes of this Section 1.10, the term “Soliciting Person” shall mean (x) the shareholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (y) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (z) any affiliate of such shareholder or beneficial owner.

(d) In connection with an action or actions proposed to be taken by written consent in accordance with this Section 1.10, the shareholder or shareholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 1.10 shall be true and correct as of the record date for determining the shareholders eligible to take such action and as of the date that is five business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the shareholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five business days prior to the commencement of the consent solicitation). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any written consent provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted a written consent hereunder to amend or update any proposal, including by changing or adding nominees, matters, business or proposed resolutions.

(e) Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Section 1.10. If the Board of Directors shall determine that any request to fix a Written Consent Record Date or to take shareholder action by written consent was not properly made in accordance with this Section 1.10, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Section 1.10, then the Board of Directors shall not be required to fix a Written Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 1.10 with respect to shareholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1. Number and Qualifications of Directors.

The Board of Directors shall consist of not less than three directors, and the number may be set, increased or diminished from time to time by resolution of the Board of Directors. It shall not be necessary for directors to be shareholders, but all directors shall be at least 21 years of age and at least one shall be a citizen of the United States. The terms of all directors expire at the next annual shareholders’ meeting following their election; provided that despite the expiration of a director’s term, the director shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors.

Section 2.2. Meetings of Directors.

The Board of Directors shall hold its regular and its special meetings at such times and places, within or without the State of Florida, as the Board of Directors may determine. The Board of Directors shall fix the time and place of its regular meetings. Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary or the Corporation or a majority of the total number of directors constituting the Board of Directors. The members of the Board of Directors or any Committee (as defined in Section 2.5 of these By-Laws), may participate in a meeting of the Board of Directors or a Committee by means of telephone, online conference service or by means of communication by which all directors participating in the meeting may simultaneously hear each other during the meeting, and a director participating in a meeting pursuant to this Section 2.2 of these By-Laws shall be deemed to be present in person at such meeting.

Section 2.3. Action by Written Consent.

Any action required or permitted to be taken at a meeting of the Board of Directors or of a Committee may be taken by written consent, without a meeting, if the action is taken by all of the members of the Board of Directors or the Committee. The action shall be evidenced by one or more consents in writing or by electronic transmission describing the action taken and shall be signed by each director or Committee member and delivered to the Corporation. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the Committee, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board of Directors or the Committee, as applicable.

Section 2.4. Notice of Meetings of Board of Directors.

After the Board of Directors has determined the time and place for regular meetings no notice thereof need be given. Written, oral or any other manner of notice of special meetings of the Board of Directors or any meeting of a Committee, stating the date, time and place thereof, shall be given to each director at least two days before the meeting by (a) personal delivery by hand, by courier or by telephone, (b) electronic mail, or (c) other means of electronic transmission. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least five days before the holding of the meeting. The notice shall be directed to each director at that director’s address, telephone number, or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records. The notice need not specify the purpose of the meeting. The meeting of the Board of Directors for the appointment of officers may be held without notice immediately after the annual meeting of the shareholders and at the same place. Any director may waive notice of any meeting of the Board of Directors either before, at or after such meeting.

Section 2.5. Powers of Directors; Committees.

(a) The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Florida, with the Articles of Incorporation or with these By-Laws. The Board of Directors shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and for any other purposes and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive. The Board of Directors shall also have power to determine what amounts, if any, shall be borrowed by the Corporation and upon what terms, conditions or security and shall be authorized to incur such indebtedness as they may deem necessary and to authorize the execution thereof by the officers of the Corporation.

(b) Unless the FBCA or the Articles of Incorporation provide otherwise, the Board of Directors may, by resolution adopted by a majority of the Board of Directors, establish an executive committee and one or more other board committees (each, a “Committee”) to perform functions of the Board of Directors. Such Committees shall be composed exclusively of one or more directors. A Committee may exercise the powers of the Board of Directors under the FBCA, except that a Committee may not: (i) approve, recommend to shareholders, or propose to shareholders actions or proposals that the FBCA requires be approved by shareholders; (ii) fill vacancies on the Board of Directors or any Committee; (iii) adopt, amend or repeal the By-Laws; or (iv) authorize or approve the reacquisition of shares unless pursuant to a formula or method, or within limits, prescribed by the Board of Directors. The time of regular meetings of a Committee may be determined by resolution of the Board of Directors or the Committee. Special meetings of a Committee may be called by resolution of the Board of Directors or the chairman of the Committee. The Board of Directors may adopt rules for the governance of any Committee to override the provisions that would otherwise apply to the Committee pursuant to this Section 2.5, provided that such rules do not violate the provisions of the Articles of Incorporation or applicable law.

Section 2.6. Vacancies.

Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, (a) the shareholders may fill the vacancy, (b) the Board of Directors may fill the vacancy, or (c) if the remaining directors are less than a quorum, the vacancy may be filled by the affirmative vote of a majority of all the directors then remaining in office. A vacancy that will occur at a specified later date (by reason of a resignation effective at a later date under the FBCA or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 2.7. Quorum of Directors.

Unless the Articles of Incorporation provide for a greater or lesser number, or unless otherwise expressly provided in the FBCA, a quorum of the Board of Directors consists of a majority of the number of directors fixed in accordance with the By-Laws, but a lesser number of directors (not less than two) may adjourn any meeting and the meeting may be held as adjourned without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors unless the Articles of Incorporation require the vote of a greater number of directors or unless otherwise expressly provided for in the FBCA.

Section 2.8. Resignation or Removal.

(a) Any director may resign at any time by delivering written notice to the Board of Directors or the Chairman of the Board or the Secretary. Any such resignation shall be effective when the notice is delivered unless the notice specifies a later effective date or an effective date determined upon the subsequent happening of an event or events. If a resignation is made effective at a later date or upon the subsequent happening of an event or events, the Board of Directors may fill the pending vacancy before the effective date occurs if the Board of Directors provides that the successor does not take office until the effective date.

(b) The shareholders, at any special meeting called for that purpose, by vote of a majority of the shares entitled to vote of the Corporation, may remove any one or more or all of the directors, with or without cause, and thereupon the term of each director or directors who shall have been so removed shall forthwith terminate, and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided by these By-Laws.

ARTICLE III

OFFICERS

Section 3.1. Appointment and Qualification.

(a) The Officers of this Corporation shall consist of a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer and one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers or such other officers as the Board of Directors may provide. All of such officers shall be appointed by the Board of Directors immediately after the annual meeting of the shareholders or from time to time as determined by the Board of Directors. None of the officers need be directors. The same person may simultaneously hold more than one office, except those of President and Secretary or Assistant Secretary. The Board of Directors shall have the authority to fill any vacancy in any office. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The appointment of an officer does not itself create contract rights.

(b) The Board of Directors shall have full authority to fix the compensation of all officers. All officers shall hold office until their successors are appointed and have qualified or until their earlier resignation or removal.

Section 3.2. Chairman of the Board.

The Chairman of the Board shall preside at all meetings of the shareholders and all meetings of the Board of Directors. The Chairman of the Board, President or Vice President, unless some other person is authorized by the Board of Directors, shall sign all certificates of stocks, bonds, deeds, mortgages, leases or any other written instruments of the Corporation. The Chairman of the Board shall perform all the duties commonly incident to its office and shall perform such other duties as the Board of Directors shall designate.

Section 3.3. President.

The President shall be the chief executive officer of the Corporation and preside at meetings of the shareholders and/or directors in the absence, sickness or other disability of the Chairman of the Board. The President shall perform all the duties commonly incident to its office and shall perform such other duties as the Board of Directors shall designate.

Section 3.4. Vice Presidents.

Each Vice President shall perform the duties and have the powers as the Board of Directors shall designate.

Section 3.5. Secretary.

The Secretary shall be responsible for preparing and keeping accurate minutes of all meetings of the shareholders and the Board of Directors, shall be responsible for authenticating records of the Corporation required to be kept pursuant to the FBCA, and shall perform all the duties commonly incident to its office and shall perform such other duties and have such other powers as the Board of Directors shall designate. The Secretary shall have charge of the seal of the Corporation (the “Corporate Seal”) and shall, if requested to do so, attest written instruments of the Corporation executed by the President or the Chairman the Board of Directors and affix the Corporate Seal thereto. In the absence of the Secretary, the Assistant Secretary shall perform the aforesaid duties.

Section 3.6. Treasurer.

The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the Corporation and shall have and exercise under the supervision of the Board of Directors all the powers and duties commonly incident to its office. The Treasurer shall keep accurate accounts of the Corporation’s transactions which shall be the property of the Corporation.

Section 3.7. Resignation and Removal.

Any officer of the Corporation may resign at any time by delivering written notice to the Corporation. Any such resignation is effective as provided in the FBCA unless the notice provides for a delayed effectiveness, including effectiveness determined upon a future event or events; if effectiveness of a resignation is stated to be delayed and the Board of Directors or appointing officer accepts the delay, the Board of Directors or the appointing officer may fill the pending vacancy before the delayed effectiveness if the Board of Directors or appointing officer provides that the successor does not take office until the vacancy occurs. An officer may be removed at any time with or without cause by: (a) a vote of the majority of the Board of Directors; (b) the appointing officer, unless the Board of Directors provides otherwise; or (c) any other officer, if authorized by the Board of Directors. For the purposes of this section of the By-Laws, the term “appointing officer” means the officer, including any successor to that officer, who appointed the officer resigning or being removed.

ARTICLE IV

STOCK

Section 4.1. Certificate of Stock.

(a) Shares may but need not be represented by certificates. The rights and obligations of shareholders shall be identical whether or not their shares are represented by certificates. If shares are represented by certificates, each certificate shall be signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary and sealed with the Corporate Seal. The Corporate Seal may be facsimile, engraved or printed. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

(b) The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 4.2. Stock Register.

A stock book, stock records or register shall be kept at the office of the Corporation in Florida, or in the office of one or more of its transfer agents or registrars, containing the names, alphabetically arranged, with the address, of every shareholder, showing the number of shares of stock held of record by such shareholder. If the stock records are kept in the office of a transfer agent or registrar, the Corporation shall keep at its office in Florida copies of the stock list prepared from the stock records and sent to it from time to time by said transfer agent or registrar.

Section 4.3. Lost, Stolen or Destroyed Share Certificates; Issuance of New Certificates.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may or may not require the owner of any lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE V

SEAL

Section 5.1. Description of Seal.

The Corporate Seal shall bear the words BROWN & BROWN, INC., and the word “FLORIDA”, which shall be between two concentric circles, and on the inside the inner circle shall be the words “CORPORATE SEAL” and figures “1959”, an impression of the said seal appearing on the margin hereof.

ARTICLE VI

AMENDMENTS

Section 6.1. Amendment of Articles of Incorporation.

(a) The Articles of Incorporation may be amended in the manner provided by the FBCA.

(b) The Board of Directors may adopt one or more amendments to the Articles of Incorporation without shareholder action to the extent expressly permitted by the FBCA.

(c) Pursuant to the Articles of Incorporation with respect to any amendment to the Articles of Incorporation requiring shareholder approval under the FBCA, every amendment shall be approved by the Board of Directors, proposed by them to the shareholders, and approved at a shareholders’ meeting by a majority of the stock entitled to vote thereon, unless all the directors and all the shareholders sign a written statement manifesting their intention that a certain amendment of the Articles of Incorporation be made.

(d) A shareholder of the Corporation does not have a vested property right resulting from any provision in the Articles of Incorporation, including provisions relating to management, control, capital structure, dividend entitlement, or purpose or duration of the Corporation.

Section 6.2. Amendment of By-Laws.

These By-Laws may be amended or repealed and additional By-Laws added or adopted by the Board of Directors, unless, except as provided in the FBCA, the shareholders, in amending, repealing, or adopting the By-Laws generally or a particular By-Law provision, expressly provide that the Board of Directors may not amend, repeal, adopt, or reinstate the By-Laws generally or that particular By-Law provision. These By-Laws may be amended or repealed at any meeting of shareholders by a vote of the majority of the issued and outstanding shares of common stock of the Corporation.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Indemnification of Directors and Officers.

(a) The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by the FBCA and other applicable law, in each case, as it currently exists or may hereafter be amended, any person (including the estate, heirs, executors, administrators and personal representatives of such person) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending, or completed action, suit, proceeding or claim of whatever nature, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, manager, partner, trustee, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or another enterprise or entity, against all damages, costs and amounts of liability therefor (including the obligation to pay a judgment, settlement, penalty, or fine (including an excise tax assessed with respect to an employee benefit plan)) and reasonable expenses, including reasonable attorney fees and expenses, judgments, fines and ERISA excise taxes actually and reasonably incurred by or imposed upon such person with respect to such Proceeding or penalties and amounts paid in settlement(whether or not he or she is a director or officer at the time he or she is made a party to such Proceeding or at the time such damages, costs, expenses, amounts or liability therefor are incurred by or imposed upon him or her), if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights as to which any such director or officer may be entitled under any agreement, vote of shareholders or otherwise. Any amendment, repeal, or modification of this Section 7.1 of the By-Laws shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Section 7.1 shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

(b) The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise or entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise or entity.

Section 7.2. Interested Directors.

(a) If a director’s conflict of interest transaction is fair to the Corporation at the time it is authorized, approved, effectuated, or ratified: (i) such transaction is not void or voidable; and (ii) the fact that the transaction is a director’s conflict of interest transaction is not grounds for any equitable relief, an award of damages, or other sanctions, because of that relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a Committee thereof which authorizes, approves, or ratifies such transaction, or because his or her or their votes are counted for such purpose.

(b) In a Proceeding challenging the validity of a director’s conflict of interest transaction or in a Proceeding seeking equitable relief, award of damages, or other sanctions with respect to a director’s conflict of interest transaction, the person challenging the validity or seeking equitable relief, award of damages, or other sanctions has the burden of proving the lack of fairness of the transaction if: (i) the material facts of the transaction and the director’s interest in the transaction were disclosed or known to the Board of Directors or the Committee that authorizes, approves, or ratifies the transaction and the transaction was authorized, approved, or ratified by a vote of a majority of the qualified directors even if the qualified directors constitute less than a quorum of the Board of Directors or the Committee; however, the transaction cannot be authorized, approved, or ratified under this subsection solely by a single director; or (ii) the material facts of the transaction and the director’s interest in the transaction were disclosed or known to the shareholders who voted upon such transaction and the transaction was authorized, approved, or ratified by a majority of the votes cast by disinterested shareholders or by the written consent of disinterested shareholders representing a majority of the votes that could be cast by all disinterested shareholders. Shares owned by or voted under the control of a director who has a relationship or interest in the director’s conflict of interest transaction may not be considered shares owned by a disinterested shareholder and may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a director’s conflict of interest transaction under this subparagraph. The vote of those shares, however, is counted in determining whether the transaction is approved under other sections of the FBCA. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Section 7.2 constitutes a quorum for the purpose of taking action under this section.

(c) If neither of the conditions provided in the foregoing Section 7.2(b) has been satisfied, the person defending or asserting the validity of a director’s conflict of interest transaction has the burden of proving its fairness in a Proceeding challenging the validity of the transaction.

(d) The presence of or a vote cast by a director with an interest in the transaction does not affect the validity of an action taken under Section 7.2(b)(i) if the transaction is otherwise authorized, approved, or ratified as provided in Section 7.2(b), but the presence or vote of the director may be counted for purposes of determining whether the transaction is approved under other sections of the FBCA.

(e) In addition to other grounds for challenge, a party challenging the validity of the transaction is not precluded from asserting and proving that a particular director or shareholder was not disinterested on grounds of financial or other interest for purposes of the vote on, consent to, or approval of the transaction.

(f) If a directors’ action under this Section 7.2 does not otherwise satisfy a quorum or voting requirement applicable to the authorization of the transaction by directors as required by the Articles of Incorporation, the By-Laws, the FBCA, or any other law, an action to satisfy those authorization requirements, whether as part of the same action or by way of another action, must be taken by the Board of Directors or a Committee in order to authorize the transaction. In such action, the vote or consent of directors who are not disinterested may be counted.

(g)  If a shareholders’ action under this Section 7.2 does not satisfy a quorum or voting requirement applicable to the authorization of the transaction by shareholders as required by the Articles of Incorporation, the By-Laws, the FBCA, or any other law, an action to satisfy those authorization requirements, whether as part of the same action or by way of another action, must be taken by the shareholders in order to authorize the transaction. In such action, the vote or consent of shareholders who are not disinterested shareholders may be counted.

(h) As used in this Section 7.2, the following terms and definitions apply:

(i) “Director’s conflict of interest transaction” means a transaction between the Corporation and one or more of its directors, or another entity in which one or more of the Corporation’s directors is directly or indirectly a party to the transaction, other than being an indirect party as a result of being a shareholder of the Corporation, and has a direct or indirect material financial interest or other material interest.

(ii) “Fair to the Corporation” means that the transaction, as a whole, is beneficial to the Corporation and its shareholders, taking into appropriate account whether it is: (A) fair in terms of the director’s dealings with the Corporation in connection with that transaction; and (B) comparable to what might have been obtainable in an arm’s length transaction.

(iii) “Family member” includes any of the following: (A) the director’s spouse; and (B) a child, stepchild, parent, stepparent, grandparent, sibling, step sibling, or half sibling of the director or the director’s spouse.

(iv) A director is “indirectly” a party to a transaction if that director has a material financial interest in or is a director, officer, member, manager, or partner of a person, other than the Corporation, who is a party to the transaction.

(v) A director has an “indirect material financial interest” if a family member has a material financial interest in the transaction, other than having an indirect interest as a shareholder of the Corporation, or if the transaction is with an entity, other than the Corporation, which has a material financial interest in the transaction and controls, or is controlled by, the director or another person specified in this Section 7.2.

(vi) “Material financial interest” or “other material interest” means a financial or other interest in the transaction that would reasonably be expected to impair the objectivity of the director’s judgment when participating in the action on the authorization of the transaction.

Section 7.3. Exclusive Forum for Adjudication of Disputes.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, (i) the Seventh Judicial Circuit Court in and for Volusia County, Florida (or, if no state court located within the State of Florida has jurisdiction, the federal district court for the Middle District of Florida) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any derivative action or Proceeding brought on behalf of the Corporation, (B) any Proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or to the Corporation’s shareholders, (C) any Proceeding arising pursuant to any provision of the FBCA or the Articles of Incorporation or these By-Laws (as either may be amended from time to time) or (D) any Proceeding asserting a claim against the Corporation or any director, officer or other employee of the Corporation governed by the internal affairs doctrine; and (ii) subject to the preceding provisions of this Section 7.3, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (i) of the immediately preceding sentence is filed in a court other than the courts in the State of Florida (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (y) the personal jurisdiction of the state and federal courts in the State of Florida in connection with any action brought in any such court to enforce the provisions of clause (i) of the immediately preceding sentence and (z) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

(b) Any person purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Section 7.3. Notwithstanding the foregoing, the provisions of this Section 7.3 shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

(c) If any provision or provisions of this Section 7.3 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 7.3 (including each portion of any paragraph of this Section 7.3 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

Section 7.4. Notice.

(a) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provisions of the FBCA, the Articles of Incorporation, or these By-Laws may be given in writing directed to the shareholder’s mailing address (or by electronic transmission directed to the shareholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given, if given by electronic mail, when it enters an information processing system that such shareholder has designated or uses for purposes of receiving electronic transmissions, and from which such shareholder is able to retrieve the electronic transmission, if it is in a form capable of being processed by that system, unless the shareholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

(b) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation under any provision of the FBCA, the Articles of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission in compliance with applicable law. Any notice given pursuant to the preceding sentence shall be deemed given: (i) if by facsimile telecommunication, when directed to the shareholder’s facsimile number; (ii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the shareholder.

(c) Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (i) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

(d) An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.5. Definitions and Construction.

(a) The general provisions, rules of construction and definitions in the FBCA shall govern the construction of these By-Laws. As used in these By-Laws, unless the context otherwise requires, the following terms shall have the following meanings:

(i) An “electronic transmission” means any form or process of communication, not directly involving the physical transmission of paper or another tangible medium, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reproduced by a recipient thereof, and that may be retrievable in paper form by the recipient through an automated process used in conventional commercial practice.

(ii) An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

(iii) An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

(iv) The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

(b) The definitions contained in these By-Laws are applicable to the singular as well as the plural forms of such terms. Whenever the words “include”, “includes”, and “including” are used in these By-Laws, they shall be deemed to be followed by the words “without limitation”. The word “will” is to be construed to have the same meaning as the word “shall”.

(c) References in these By-Laws to any provision of the FBCA shall be deemed to include all amendments thereof.